Exhibit 21.1

Subsidiaries of DJO Finance, LLC

Name	Jurisdiction of Incorporation / Organization

DJO, LLC	Delaware
DJO Finance Corporation	Delaware
Encore Medical, L.P.	Delaware
Encore Medical GP, LLC	Nevada
Encore Medical Partners, LLC	Nevada
Empi, Inc.	Minnesota
Encore Medical Asset Corporation	Nevada
Elastic Therapy, LLC	North Carolina
Rikco International, LLC	Wisconsin
Exos LLC	Minnesota
DJO Consumer, LLC	Delaware
ReAble Therapeutics Europe GmbH	Germany
Ormed GmbH	Germany
Cefar-Compex Medical AB	Sweden
DJO Switzerland SARL	Switzerland
Compex Italia SRL	Italy
DJO Nordic AB	Sweden
dj orthopedics de Mexico S.A. de C.V.	Mexico
DO Asia-Pacific Ltd.	Hong Kong
DJO Canada Inc.	Canada
DO UK Ltd.	United Kingdom
DJO Austria GmbH	Austria
DJO Italia SRL	Italy
DJO Benelux B.V.B.A.	Belgium
Chattanooga Europe, B.V.B.A.	Belgium
DJO France S.A.S.	France
DJO Iberica Productos Ortopedicos S.L.	Spain
DJO Tunisie SARL	Tunisia
DJO Global Pty. Ltd.	Australia
DJO Orthopaedic South Africa Pty. Ltd.	South Africa
DJO India Healthcare Private Ltd.	India
Speetec Implantate GmbH	Germany
Speetec SPA	Switzerland
Medireha GmbH	Germany